Exhibit 99.2
FY08 Q3 Conference Call April 22, 2008

Forward-Looking Statement Page 1 Statements in this conference call that are not historical are forward-looking and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Forward- looking statements are based on currently available information and include, among others, the discussion under "Fourth Quarter Outlook." These risks and uncertainties include those associated with the operation of our business, including the risk that customer demand will decrease either temporarily or permanently, whether due to the Company's actions or the demand for the Company's products, and that the Company may not be able to respond through cost reductions in a timely and effective manner; price cutting, new product introductions and other actions by our competitors; fluctuations in the costs of raw materials that the Company is not able to pass through to customers because of existing contracts or market factors; the challenges attendant to plant closings and restructurings, including the difficulty of predicting plant closing and relocation costs, the difficulty of commencing or increasing production at existing facilities, and the reactions of customers, governmental units, employees and other groups, the challenges attendant to plant construction; and the ability to realize cost savings from restructuring activities, as well as difficulty implementing the transition to a product-focused organization structure. Other risks and uncertainties are set forth in Item 1A "Risk Factors" of the Company's Form 10-K for the year ended June 30, 2007, which is incorporated by reference and in reports that Molex files or furnishes with the Securities and Exchange Commission. This conference call speaks only as of its date and Molex disclaims any obligation to revise these forward-looking statements or to provide any updates regarding information contained in this conference call resulting from new information, future events or otherwise.

Non-GAAP Financial Measures In Molex Incorporated's ("Molex" or the "Company") conference call on April 22, 2008 regarding the Company's financial results for the fiscal quarter ended March 31, 2008 and the following slides, Molex may refer to non-GAAP financial measures to describe earnings for such periods excluding the items referenced in the relevant slides used during this conference call. This is in addition to disclosing the most directly comparable measure for such periods determined in accordance with generally accepted accounting principles, or GAAP. Molex believes that these non- GAAP financial measures provide useful information to investors because they provide information about the estimated financial performance of Molex's ongoing business and provide for greater transparency of supplemental information used by management in its financial and operational decision-making. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the relevant slides reconciling the non-GAAP financial measures intended to be used in the conference call to the most comparable GAAP measure. Page 2

Financial Summary - GAAP (US$ in millions, except per-share data) Page 3 March Quarter Net Revenue Currency Translation Local Currency Decrease $822.3 $51.1 (4.4%) Gross Margin SG&A % Investment Income Interest Income Pretax Return Effective Tax Rate Net Income % of Sales 30.9% 20.4% $4.5 $2.1 10.6% 42.1% $50.3 6.1% E.P.S. Average Shares Outstanding $0.28 180,086

GAAP to Non-GAAP Reconciliation Page 4 Pretax After-Tax EPS GAAP $86.9 $50.3 $0.28 Restructuring Charge $6.4 $4.9 $0.03 Tax Charge $10.5 $0.06 Non-GAAP $93.3 $65.7 $0.37

Non-GAAP EBITDA Reconciliations* Page 5 (US$ in millions) * "EBITDA" and "Adjusted EBITDA" are non-GAAP financial measures. EBITDA represents earnings before interest, taxes, depreciation and amortization, and Adjusted EBITDA represents EBITDA excluding restructuring expenses (see footnote 1 on page 5). Management believes that EBITDA and Adjusted EBITDA are useful measures, along with other measurements under GAAP, for evaluating the operating performance of the Company and is a conventionally used financial indicator. However, in no event should EBITDA or Adjusted EBITDA be considered as an alternative to net income or any other GAAP measure as an indicator of our performance. Nor should EBITDA or Adjusted EBITDA be considered as an alternative to cash flows provided by operating activities as an indicator of cash flows or a measure of liquidity. March 31, 2008 % of Revenue Net Income Interest Income, Net Income Taxes Depreciation and Amortization Expense EBITDA* $50.3 $(2.1) $36.6 $63.3 $148.1 18.0% Restructuring Charge Adjusted EBITDA* $6.4 $154.5 18.8%

Balance Sheet and Operating Metrics Page 6 (US$ in millions) Mar. 31, 2008 Dec. 31, 2007 Cash & Marketable Securities $492.2 $442.6 Accounts Receivable $746.7 $725.1 Receivable Days Outstanding 79 days 75 days Inventory $458.0 $411.3 Inventory Days Outstanding 79 days 71 days Total Debt $221.6 $138.4 Capital Expenditures $61.0 $53.3 Research & Development $41.7 $43.1

Gross Margin Trend Page 7 Q3 07 Q4 07 Q1 08 Q2 08 Q3 08 0.311 0.3 0.298 0.301 0.309

SG&A Expense Trend Page 8 Q3 07 Q4 07 Q1 08 Q2 08 Q3 08 0.201 0.204 0.203 0.197 0.204 (% of revenue)

Page 9 Q3 07 Q4 07 Q1 08 Q2 08 Q3 08 0.079 0.098 0.062 0.063 0.074 Capital Expenditure Trend (% of revenue)

Restructuring Cost & Savings Page 10 (US$ in millions) Q4 FY07 Q1 FY08 Q2 FY08 Q3 FY08 Total through FY09 Cost $36.9 $2.6 $7.3 $6.4 $100 - $125 Savings $0 $3.3 $5.7 $8.0 $75 - $100 % COGS 0% 45% 60% 50% 60% % SG&A 0% 55% 40% 50% 40%

Revenue Trend Page 11 Q3 07 Q4 07 Q1 08 Q2 08 Q3 08 807 792 793 842 822 (US$ in millions)

Revenue Growth by Industry - March Quarter Automotive Data Telecom Consumer Industrial Medical Other 0.191 0.213 0.262 0.173 0.127 0.027 0.01 March 08 Split by Industry Page 12 Sequential YOY Automotive 3.6% 5.4% Data -5.3% 8.7% Telecom .4% 5.7% Consumer Elect. -7.6% 1.7% Industrial -1.0% -18.4% Medical 3.8% 16.9% Total -2.3% 1.9% Other

Order Trend Page 13 Q3 07 Q4 07 Q1 08 Q2 08 Q3 08 783 776 811 859 898 (US$ in millions)

Growth in Orders by Industry - March Quarter Sequential YOY Automotive 8.3% 6.3% Data -0.8% 13.0% Telecom 6.9% 35.4% Consumer Elect. 1.3% 11.1% Industrial 6.1% -0.3% Medical 9.5% 14.1% TOTAL 4.5% 14.7% Page 14

Page 15 Outlook June Fiscal Quarter Revenue $850 to $890 million GAAP EPS $0.36 to $0.40 restructuring charge $0.03 Non-GAAP EPS $0.39 to $0.43

Global Presence FY02 FY03 FY04 FY05 FY06 FY07 FY08E FY09E People 0.47 0.5 0.57 0.6 0.62 0.66 0.67 0.71 Global Mfg Sq Ft 0.3 0.33 0.39 0.4 0.49 0.49 0.56 0.6 People Global mfg. sq. ft. 75% % of manufacturing and sales outside of U.S. Low cost countries Debt to equity = 5% Buy back = $200 million for FY08 Dividend 5 year growth rate = 27.5% SUMMARY Reorganization / Restructure Balance Sheet and Use of Cash 1975 1985 1995 2005 2007 26 100 580 1297 1638 Asia Pacific - Four Decades of Growth Taiwan 1978 Singapore 1977 Japan 1970 $26 Thailand 1988 Malaysia 1987 India 1985 Korea 1984 Hong Kong 1984 China 1983 $100 China 2 China 3 $580 China 4 India 3 $1,297 China 5 Vietnam 2007 $1,668 38 Years in Japan 25 Years in China (US$ in millions) Page 16